UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAMCO FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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February 3, 2014

Dear Stockholder,

You recently received proxy materials in connection with the 2014 Special Merger Meeting of Stockholders of Camco Financial Corporation with Huntington Bancshares Incorporated to be held on Wednesday, February 19, 2014 at 3 p.m. local time at Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723 and, according to our records, your PROXY VOTE for this Special Meeting HAS NOT YET BEEN RECEIVED.

Camco Financial Corporation is asking shareholders to vote on:

1.	Adoption of the Agreement and Plan of Merger with Huntington Bancshares Incorporated

2.	Approve on a non-binding, advisory basis, the compensation payable to Camco Financial Corporation’s named executive officers in connection with the merger

3.	Adjournment of the Special Meeting to a later date if necessary to solicit additional proxies

You should refer to the proxy materials previously mailed to you for additional information on this matter. If you have not received these materials, please call us immediately so that we can provide you with the materials.

The Board of Directors unanimously recommends you vote “FOR” the proposals referenced above.

In order for the Merger Agreement to be approved, an affirmative vote of a majority of the shares outstanding and eligible to vote must be voted “FOR” the proposal. Therefore a failure of any shareholder to vote will have the same effect as a vote “against” the proposal.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at the Special Meeting.

Please vote your shares of stock now so that your vote can be counted without delay.

•	VOTE BY FAX: Fax # 973-338-1430

•	VOTE BY EMAIL: cafi@allianceadvisorsllc.com

•	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 855-737-3177.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.